MOORE & ASSOCIATES, CHARTERED

        ACCOUNTANTS AND ADVISORS

                    PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB2 of Cytta Corp, of our report dated November 17, 2006 on our audit of the financial statements of Cytta Corp as of September 30, 2006, and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

December 27, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501